EX-99.6(g)

                          AMENDMENT NO. 1 TO SCHEDULE A
                                     OF THE
                          INVESTMENT ADVISORY AGREEMENT


THIS SCHEDULE A to the Investment Advisory Agreement dated January 25, 2001 (the Agreement") between The PBHG Funds, Inc. and Pilgrim, Baxter & Associates, Ltd., amended as of the 1st day of February, 2001 to add PBHG Growth, Core Growth and Limited Funds, sets forth, pursuant to Section 5 of the Agreement, the compensation each Portfolio shall pay the Adviser. Such compensation shall be computed daily at the annual rate of the Portfolio's average daily net assets set forth below and shall be paid monthly at the end of each calendar month.


The PBHG Funds, Inc.

                                                       Date on which the       Annual Fee
                                                       Agreement became        (as a percentage of
                                                       Effective for the       average daily net
Portfolio                                              Portfolio               assets)
     PBHG Growth Fund                                  February 1, 2001        0.85%

     PBHG Core Growth Fund                             February 1, 2001        0.85%

     PBHG Large Cap Growth Fund                        January 25, 2001        0.75%

     PBHG Limited Fund                                 February 1, 2001        1.00%

     PBHG Select Equity Fund                           January 25, 2001        0.85%

     PBHG Technology & Communications Fund             January 25, 2001        0.85%

     PBHG Emerging Growth Fund                         January 25, 2001        0.85%

     PBHG International Fund                           January 25, 2001        1.00%

     PBHG Cash Reserves Fund                           January 25, 2001        0.30%

     PBHG Large Cap 20 Fund                            January 25, 2001        0.85%

     PBHG Large Cap Value Fund                         January 25, 2001        0.65%

     PBHG Mid-Cap Value Fund                           January 25, 2001        0.85%

     PBHG Small Cap Value Fund                         January 25, 2001        1.00%

     PBHG Strategic Small Company Fund                 January 25, 2001        1.00%

     PBHG New Opportunities Fund                       January 25, 2001        1.00%

     PBHG Focused Value Fund                           January 25, 2001        0.85%

     PBHG Global Technology & Communications Fund      January 25, 2001        1.50%

THE PBHG FUNDS, INC.                     PILGRIM BAXTER & ASSOCIATES, LTD.


By: /s/ Lee T. Cummings                         By: /s/ Eric C. Schneider

Title: Chief Financial Officer                  Title: Chief Financial Officer